EXHIBIT 4.6


                          THIRD AMENDMENT TO SHORT AND
                  (SECOND AMENDMENT TO) LONG TERM CREDIT AGREEMENT


                   THIS THIRD AMENDMENT TO SHORT AND (SECOND AMENDMENT TO) LONG TERM CREDIT AGREEMENT (the "Third Amendment") is entered into this the 28th day of October, 1997, by and between TBC CORPORATION ("Borrower") and FIRST TENNESSEE BANK NATIONAL ASSOCIATION as administrative agent ("Administrative Agent") for itself as Lender and the banks named as Lenders under the Short and Long Term Credit Agreement dated September 25, 1996 between Borrower, First Tennessee Bank National Association as Lender and as Administrative Agent ("First Tennessee"), NBD Bank (now known as First National Bank of Chicago) as Lender and Suntrust Bank, Nashville, N.A. as Lender, as previously amended, (the "Credit Agreement").

                   Borrower has agreed, pursuant to Section 6.23 of the Credit Agreement that the repurchase of capital stock during any fiscal year will not exceed an aggregate amount of $5,000,000.

                  The parties hereto have agreed to amend the Credit Agreement on the terms and conditions hereinafter set out.

                   THEREFORE, for valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

                   1. Section 6.23 of the Credit Agreement is hereby amended by inserting the following language at the end thereof before the period:

                       "; provided, that for fiscal year 1997 only, such
                        amount shall not be in excess of $6,000,000."

                   2. In all other respects the Credit Agreement is ratified and remains in full force and effect.

                   IN WITNESS WHEREOF, the undersigned duly authorized officers have executed this Third Amendment on behalf of the parties on this the 28th day of October, 1997.


                                             FIRST TENNESSEE BANK
                                             NATIONAL ASSOCIATION,
                                             as Administrative Agent and
                                             Lender

                                             By: /s/ T. J. Miller

                                             Title: National Account Officer


                                             TBC CORPORATION

                                             By: /s/ R. E. McCollough

                                             Title: Senior Vice President
                                                    Operations & Treasurer







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                                CONSENT OF LENDER



                   The undersigned duly authorized officer of SUNTRUST BANK, NASHVILLE, N.A. as Lender under that certain Short and Long Term Credit Agreement dated September 25, 1996 between TBC Corporation, First Tennessee Bank National Association as Lender and Administrative Agent, Suntrust Bank, Nashville, N.A. as Lender, and NDB Bank (now known as First National Bank of Chicago) as Lender, as previously amended, does hereby consent to the foregoing Third Amendment to Short and Long Term Credit Agreement.


                   Dated:   10/28/97

                                                  SUNTRUST BANK, NASHVILLE, N.A.


                                                  By: /s/ Anneliese H. Tyler

                                                  Title:  Vice President





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                                CONSENT OF LENDER



                   The undersigned duly authorized officer of FIRST NATIONAL BANK OF CHICAGO as Lender under that certain Short and Long Term Credit Agreement dated September 25, 1996 between TBC Corporation, First Tennessee Bank National Association as Lender and Administrative Agent, and NBD Bank (now known as First National Bank of Chicago) as Lender, and Suntrust Bank, Nashville, N.A. as Lender, as previously amended, does hereby consent to the foregoing First Amendment to Short and Long Term Credit Agreement.

                   Dated:   10/27/97

                                                  FIRST NATIONAL BANK OF
                                                  CHICAGO

                                                  By:  /s/ Curtis Price

                                                  Title:  As Agent



























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